Exhibit 99.1

SUBSCRIPTION AGREEMENT

SAGARD PRIVATE INCOME FUND INC.

THE SHARES OF SAGARD PRIVATE INCOME FUND INC. HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES OR OTHER JURISDICTIONS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS AND THE APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS. THE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS AND PURSUANT TO REGISTRATION, QUALIFICATION OR EXEMPTION THEREFROM. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS, AND THE SHARES ARE SUBJECT TO THE CONTRACTUAL RESTRICTIONS ON RESALES DESCRIBED IN THIS SUBSCRIPTION AGREEMENT. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY IN ANY OTHER JURISDICTION, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SUBSCRIPTION AGREEMENT

Sagard Private Income Fund Inc.

280 Park Avenue, 34th Floor West

New York, New York 10017

Subscription Agreement, dated as of September 30, 2026, between Sagard Private Income Fund Inc. (the “Fund”), and Sagard Holdings Inc. (the “Subscriber”).

WHEREAS, the Fund is an investment company that intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Subscriber wishes to subscribe for and purchase, and the Fund wishes to sell to the Subscriber, 2,500 Class I shares of common stock, par value $0.001 per share (the “Shares”), for a purchase price of $10.00 per Share; and

NOW, THEREFORE, the Fund and the Subscriber agree as follows:

1.

The Subscriber hereby irrevocably subscribes for, and agrees to purchase from, the Fund 2,500 Shares for a purchase price of $10.00 per Share, subject to acceptance of this subscription by the Fund in its sole discretion. The Subscriber agrees to make payment for these Shares at such time as demand for payment may be made by an officer or director of the Fund, which payment shall be made in U.S. dollars and in immediately available funds by wire transfer in accordance with the instructions set forth on Exhibit A hereto.

2.	The Fund agrees to issue and sell said Shares to the Subscriber promptly following acceptance of this subscription by the Fund and upon its receipt of the aggregate purchase price of $25,000.

3.	To induce the Fund to accept its subscription and issue the Shares subscribed for, the Subscriber represents, warrants, acknowledges and agrees that:

a.

the Shares being subscribed for have not been and will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or qualified by a prospectus under the securities laws of any jurisdiction of Canada, or registered or qualified under the securities laws of any state, province or other jurisdiction;

b.

the Shares will be sold by the Fund in reliance on the exemption from registration set forth in Regulation D under the Securities Act and exemption from the prospectus requirements under applicable Canadian securities laws;

c.	the Fund’s reliance upon such exemption from the registration requirements of the Securities Act is predicated, in part, on the representations and agreements contained in this Subscription Agreement;

d.

the Shares were not offered to the Subscriber by any means of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar printed public medium, any broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and the Subscriber acknowledges that reliance on the Rule 506(b) exemption under Regulation D is conditioned on the absence of any general solicitation or general advertising;

e.

the Shares are “restricted securities” as defined in paragraph (a)(3) of Rule 144 under the Securities Act (“Rule 144”) and cannot be sold or Transferred (as defined below) by the Subscriber unless they are subsequently registered under the Securities Act or unless an exemption from registration under the Securities Act is available;

f.

the Fund makes no representation or warranty as to the availability to the Subscriber of any exemption from the registration provisions of the Securities Act or any other applicable securities laws pursuant to which the Subscriber may resell the Shares;

g.

the Subscriber acknowledges and agrees that it may Transfer all or any portion of such Shares only if (1) such Transfer is made in accordance with (A) the registration provisions of the Securities Act and any other applicable securities laws or an exemption from such registration provisions, (B) any applicable U.S. federal or state or non-U.S. securities, tax, anti-money laundering and other applicable laws, and (C) the terms of the Fund’s charter and this Subscription Agreement, including in compliance with the transfer provisions set forth in this Subscription Agreement, and (2) the transferee satisfies applicable eligibility and suitability requirements as determined by the Fund in its sole discretion. “Transfer” (or any derivative thereof) shall mean to sell, offer for sale, agree to sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, in whole or in part;

h.

that (i) no Transfer of Shares will be effectuated without registration of the Transfer on the Fund’s books and (ii) registration of any Transfer on the Fund’s books may be withheld if, in the opinion of counsel to the Fund, such Transfer would violate the Securities Act, any state (or other jurisdiction) securities or “blue sky” laws applicable to the Fund or the Shares to be Transferred, or any other applicable laws;

i.

the Fund will use commercially reasonable efforts to prevent its assets from (1) being deemed to constitute “plan assets” for purposes of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (2) becoming subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code (“Similar Law”). The Subscriber acknowledges and agrees that the Fund may reject any Transfer of Shares if such Transfer could (1) result in any portion of the Fund’s assets (x) being considered to be “plan assets” for purposes of ERISA or Section 4975 of the Code or (y) becoming subject to any Similar Law, or (2) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a non-exempt violation of any laws similar to ERISA or Section 4975 of the Code;

j.	the Subscriber agrees to pay all reasonable expenses, including attorneys’ fees, incurred by the Fund in connection with any Transfer of Shares, prior to finalizing the Transfer; and

k.

the Fund may, in its sole discretion, not recognize for any purpose any purported Transfer of all or any portion of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless there shall have been filed with the Fund a dated notice of such Transfer, in form and substance satisfactory to the Fund, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, (ii) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Fund’s private placement memorandum and charter and bylaws, as applicable, and all applicable laws and regulations applicable to the transferee and the transferor and (iii) the transferee has delivered such additional representations, warranties and documentation as the Fund may reasonably require.

4.	To further induce the Fund to accept its subscription for the Shares, the Subscriber represents, warrants and agrees that:

a.

the Shares are being acquired by the Subscriber as principal for investment purposes for its own account and not on behalf of any other person or persons and not with a view to, or for sale in connection with, any public distribution thereof;

b.

the Subscriber is (i) an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, (ii) if the Subscriber is in Canada, an “accredited investor” as defined in National Instrument 45-106 – Prospectus Exemptions or, in Ontario, Section 73.3 of the Securities Act (Ontario), as applicable, (iii) a “qualified purchaser” within the meaning of Section 2(a)(51) of the 1940 Act, (iv) a “qualified client” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended, and (v) not subject to and is not aware of any facts that would cause the Subscriber to be subject to any of the “Bad Actor” disqualifications as described in Rule 506(d)(1)(i) to (viii) under the Securities Act;

c.

the Subscriber was not created, formed or established solely or primarily to acquire securities, or to permit purchases of securities without a prospectus, in either case in reliance on an exemption from the prospectus requirements of applicable securities legislation that would not have otherwise been available;

d.

the Subscriber has such knowledge and experience in financial and business matters (and particularly in the business in which the Fund intends to operate) as to be capable of evaluating the merits and risks of the investment in the Shares;

e.	the Subscriber is a resident of the jurisdiction specified in the “Street Address” section of Exhibit B hereto;

f.

the Subscriber has been duly organized, formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of organization, formation or incorporation, and the Subscriber has all requisite power and authority to execute, deliver and perform its obligations under this Subscription Agreement and to subscribe for and purchase the Shares hereunder. The Subscriber’s purchase of the Shares and its execution, delivery and performance of this Subscription Agreement (i) has been duly authorized and, upon execution of this Subscription Agreement, duly executed and delivered by the Subscriber, (ii) constitutes the legal, valid and binding obligation of the Subscriber (except (A) as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights and remedies of creditors generally, as from time to time in effect, (B) as limited by general principles of equity, and

(C) as the enforcement of remedies rests in the discretion of any court) and (iii) does not result in the violation of, constitute a default under, or conflict with, any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Subscriber. If any of the foregoing representations prove untrue or inaccurate in any material respect, the Fund reserves the right to void its acceptance of the Subscriber’s subscription and to require the return or compulsory Transfer of any Shares issued;

g.

the execution and delivery of this Subscription Agreement, the consummation of the transactions contemplated by this Subscription Agreement and the performance of the Subscriber’s obligations hereunder do not and will not conflict with, or result in any violation of or default under, (i) any provision of any certificate of formation, certificate of incorporation, charter, by-laws, memorandum and articles of association, trust agreement, partnership agreement, limited liability company agreement or other organizational or governing instrument applicable to the Subscriber, (ii) any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or (iii) any permit, franchise, judgment, decree, statute, writ, injunction, order, law, rule or regulation applicable to the Subscriber or to its business or properties. The Subscriber has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Subscriber to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and thereby;

h.

the Subscriber (i) (A) is not registered or required to be registered as an “investment company” under the 1940 Act; (B) has not elected to be regulated as a business development company under the 1940 Act; (C) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder and (D) is not a “foreign investment company” (i.e., an investment company as defined in the 1940 Act organized outside the United States) or (ii) is otherwise currently permitted to acquire and hold more than 3% of the outstanding voting securities of a business development company like the Fund. Notwithstanding the foregoing, if the Subscriber is subject to the limitations of Section 12(d)(1) of the 1940 Act (including the prohibition on acquiring more than 3% of the Fund’s outstanding voting securities), Subscriber hereby covenants and agrees to comply with the requirements of Section 12(d)(1) of the 1940 Act, as applicable. The Subscriber acknowledges that this representation is material to the Fund’s operations as a business development company and agrees to notify the Fund promptly in writing if any of the foregoing representations cease to be true. The Fund reserves the right to require the compulsory Transfer of any Shares held by a Subscriber if continued ownership would cause the Fund to be in violation of Section 12(d)(1) of the 1940 Act or any other applicable provision of the 1940 Act; and

i.

the Subscriber is not and will not be, and is not and will not be investing through or investing on behalf of, (i) an “individual retirement account” (“IRA”) or any other plan, account or arrangement that is described in and subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); (ii) an “employee benefit plan” as described in Section 3(3) of ERISA that is subject to Title I of ERISA; (iii) an entity, account or other arrangement that is deemed under applicable law to hold the “plan assets” (within the meaning of Section 3(42) of ERISA and the regulations promulgated thereunder) of any of the foregoing described in clause (i) and (ii), or (iv) a “governmental plan” (within the meaning of section 3(32) of ERISA) or any other plan, individual retirement account or other arrangement or entity whose assets are deemed to constitute the assets of any of the foregoing described in this clause (iv) pursuant to applicable law (each of the foregoing described in this clause (iv) referred to as a “Plan”) that is subject to any law, rule or regulation that is similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code or that could result in the assets of the Fund being deemed to constitute the assets of any such Plan.

5.

The Subscriber affirmatively elects not to participate in the Fund’s Distribution Reinvestment Plan and has completed or will complete upon request by the Fund the Wiring Instructions for Cash Distributions form attached as Exhibit B hereto. The Subscriber further agrees to provide such information and documentation as the Fund reasonably requests from time to time to verify the Subscriber’s identity and to comply with applicable anti-money laundering, know-your-customer and other laws.

6.

This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Circuit Court for Baltimore City, Maryland or, if this court does not have or declines jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, in any action or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby, and waives any and all objections to the laying of venue of any such action or proceeding in such courts, and waives any claim that such action or proceeding has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW. This Subscription Agreement and all of its provisions shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto. This Subscription Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original.

7.

This Subscription Agreement is executed on behalf of the Fund by the Fund’s officers or directors, or any one of them, as officers and/or directors and not individually and the obligations imposed upon the Fund by this Subscription Agreement are not binding upon any of the Fund’s directors, officers or shareholders individually but are binding only upon the assets and property of the Fund.

[Signature Page Follows]

IN WITNESS WHEREOF, this Subscription Agreement has been executed by the parties hereto as of the date first above written.

SAGARD HOLDINGS INC.

By:	/s/ Adam Vigna
Name:	Adam Vigna
Title:	Chief Investment Officer

ACKNOWLEDGED, AGREED AND ACCEPTED BY:

SAGARD PRIVATE INCOME FUND INC.

By:	/s/ Christopher Millin
Name:	Christopher Millin
Title:	Chief Financial Officer and Treasurer

[Signature Page to SPIF Initial Seed Capital Subscription Agreement]

EXHIBIT A

[Intentionally Omitted]

EXHIBIT B

Registration - Legal Name of Subscriber:	Sagard Holdings Inc.

Account Type / Entity Description: (Individual, Joint, Trust, LLC, Corp., Partnership, etc.)	Corp.

Date of birth / date of entity formation:	April 15, 2020

Tax Identification Number:	894284793RC0001

Street Address:	161 Bay Street, Suite 5000 Toronto, Ontario M5J 2S1

Cost Basis Value of Shares for Transfer: (What value did you purchase the shares for)	$25,000

Bank Instructions for Distributions of Cash: Bank Name: Bank Location: Account Number: Account Name: Bank’s Routing No.:	See attached